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                                                                      EXHIBIT 32

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 2005

 [The following certification accompanies the Annual Report on Form 10-K for the year ended June 30, 2005, and is not filed, as provided in applicable SEC releases.]

                    CERTIFICATIONS PURSUANT TO 18 U.S.C. 1350

      In connection with the Form 10-K (the "Report") of Applied Industrial Technologies, Inc. (the "Company") for the period ending June 30, 2005, we, David L. Pugh, Chairman & Chief Executive Officer, and Mark O. Eisele, Vice President-Chief Financial Officer & Treasurer of the Company, certify that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ David L. Pugh                        /s/ Mark O. Eisele
---------------------------               -----------------------------------
David L. Pugh                             Mark O. Eisele
Chairman & Chief Executive                Vice President-Chief Financial Officer
Officer                                   & Treasurer

Dated: September 2, 2005

    [A signed original of this written statement has been provided to Applied Industrial Technologies, Inc. and will be retained by Applied Industrial
         Technologies, Inc. and furnished to the Securities and Exchange
                     Commission or its staff upon request.]